UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2007
US GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)
US GOLD CANADIAN ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	333-133725	42-1701924

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)
165 South Union, Suite 565
Lakewood, CO 80228
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number including area code: (303) 238-1438
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 23, 2007, US Gold Corporation (“US Gold”) and US Gold Canadian Acquisition Corporation (“Canadian Exchange Co.” and together with US Gold, the “Offerors”) notified the depository to take up and pay for all of the common shares of Nevada Pacific Gold Ltd. (“Nevada Pacific”), White Knight Resources Ltd. (“White Knight”) and Tone Resources Limited (“Tone Resources” and together with Nevada Pacific and White Knight the “Target Companies”) validly tendered and not withdrawn in connection with the Offerors’ previously-announced tender offers for those common shares (the “Offers”). The depository advised the Offerors that, as of the expiration of the Offers, approximately the following number of common shares of the Target Companies had been validly tendered and not withdrawn with respect to each of the Target Companies:
•	Nevada Pacific: 59,278,256, which represents approximately 84% of the outstanding common shares of Nevada Pacific Gold Ltd.

•	White Knight: 55,752,661, which represents approximately 94% of the outstanding common shares of White Knight Resources Ltd; and

•	Tone Resources: 18,806,726, which represents approximately 89% of the outstanding common shares of Tone Resources Limited
All validly tendered and not withdrawn common shares of the Target Companies have been accepted for payment in accordance with the terms of the Offers, pursuant to which Canadian Exchange Co. will exchange 0.23 of an exchangeable share of Canadian Exchange Co. for each validly tendered and not withdrawn common share of Nevada Pacific, 0.35 of an exchangeable share of Canadian Exchange Co. for each validly tendered and not withdrawn common share of White Knight, and 0.26 of an exchangeable share of Canadian Exchange Co. for each validly tendered and not withdrawn common share of Tone Resources.
Robert McEwen, the Chairman and Chief Executive Officer of both US Gold and Canadian Exchange Co., was a shareholder of each of the Target Companies. Mr. McEwen tendered all of the common shares formerly owned by him in each of the Target Companies and will receive exchangeable shares of Canadian Exchange Co. on the same terms and conditions as the other shareholders of the Target Companies who validly tendered their common shares in the Offers.
Based on the number of common shares reported to have been validly tendered and not withdrawn in the Offers, and the exchange ratios set forth above, it is anticipated that Canadian Exchange Co. will issue a total of approximately 38,037,179 exchangeable shares to the former shareholders of the Target Companies. Each of the exchangeable shares is convertible, on a one for one basis, into shares of US Gold’s common stock. The Offerors intend to acquire the remaining outstanding common shares of each of the Target Companies through statutory plans of arrangement or similar transactions under Canadian law.
Item 7.01 Regulation FD Disclosure
On March 23, 2007, the Offerors issued a press release announcing that the Offerors had completed the Offers described in Item 2.01 above. Further information is included in the press release attached as Exhibit 99.1 to this report and incorporated herein by reference.
The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. The financial statements required by Item 9.01(a) were previously filed in US Gold’s definitive proxy statement on Schedule 14A, Commission File No. 001-33190, filed with the Securities and Exchange Commission on February 9, 2007.

(b)	Proforma Financial Information. The proforma financial information required by Item 9.01(b) was previously filed in US Gold’s definitive proxy statement on Schedule 14A, Commission File No. 001-33190, filed with the Securities and Exchange Commission on February 9, 2007.

(d)	Exhibits. The following exhibits are furnished with this report:
99.1 Press Release dated March 23, 2007
Cautionary Statement
     Certain statements contained herein or in the exhibits furnished with this report made by or on behalf of the Offerors may contain forward-looking statements. Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that could cause actual results to differ materially include, among others, drilling results, commodity prices, industry conditions, the availability of drill rigs and other support services, environmental and governmental regulations, availability of financing, judicial proceedings, force majeure events and other risks factors as described from time to time in the Offerors filings with the Securities and Exchange Commission. Most of these factors are outside the control of the Offerors. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Offerors disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION
Date: March 26, 2007	By:	/s/ William F. Pass
William F. Pass, Vice President,
Chief Financial Officer and Secretary

Exhibit Index
     The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit
99.1	Press Release dated March 23, 2007.

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